UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2010 (May 21, 2010)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 21, 2010, we held our Annual Meeting of Stockholders at which the shareholders voted upon (i) the election of the Board’s nominees, Dr. Linda Grais and Dr. John L. Zabriskie, to our Board of Directors for three-year terms ending at the 2013 Annual Meeting of Stockholders and (ii) the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

The shareholders elected both director nominees and ratified the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The tabulation of votes cast with respect to each matter voted upon, as applicable, was as follows:

1. Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Linda Grais, M.D.	3,647,260	43,783	1,700,381
John L. Zabriskie, Ph.D.	3,575,958	115,085	1,700,381

2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010

For	Against	Abstentions	Broker Non-Votes
5,366,693	14,163	10,568	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2010

ARCA biopharma, Inc. (Registrant)

By:	/s/ Patrick M. Wheeler
Name:	Patrick M. Wheeler
Title:	Acting Chief Financial Officer